EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

          Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Kensington Funds, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of The Kensington Funds for the period ended December 31, 2007 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of The Kensington Funds for the stated period.

/s/ John Kramer		/s/ Cynthia M. Yee

John P. Kramer		Cynthia M. Yee
President, The Kensington Funds		Treasurer, The Kensington Funds

Dated :	03/05/08

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by The Kensington Funds for purposes of Section 18 of the Securities Exchange Act of 1934.